CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-225107) and Form S-8 (333-217521) of Verona Pharma plc of our report dated March 19, 2019 relating to the financial statements, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 19, 2019